AMENDMENT NO. 19
TO
FIRST AMENDED AND RESTATED
MASTER DISTRIBUTION AGREEMENT
          This amendment dated as of December 1, 2011, amends The First Amended and Restated Master Distribution Agreement (the “Agreement”), dated as of July 16, 2001, by and between AIM Variable Insurance Funds (Invesco Variable Insurance Funds), a Delaware statutory trust and Invesco Distributors, Inc., a Delaware corporation, is hereby amended to reflect the removal of the following portfolios: Invesco V.I. Basic Balanced Fund, Invesco V.I. Dynamics Fund, Invesco V.I. Financial Services Fund, Invesco V.I. Global Multi-Asset Fund, Invesco V.I. Large Cap Growth Fund, Invesco V.I. Global Dividend Growth Fund, Invesco V.I. Income Builder Fund, Invesco V.I. Select Dimensions Balanced Fund, Invesco V.I. Select Dimensions Dividend Growth Fund, Invesco Van Kampen V.I. Global Tactical Asset Allocation Fund, Invesco Van Kampen V.I. Government Fund, Invesco Van Kampen V.I. High Yield Fund, Invesco Van Kampen V.I. International Growth Equity Fund and Invesco Van Kampen V.I. Value Fund;
     Appendix A of the Agreement is hereby deleted in its entirety and replaced with the following:
“APPENDIX A
TO
FIRST AMENDED AND RESTATED
MASTER DISTRIBUTION AGREEMENT
OF
AIM VARIABLE INSURANCE FUNDS (INVESCO VARIABLE INSURANCE FUNDS)

SERIES I SHARES	SERIES II SHARES
Invesco V.I. Balanced-Risk Allocation Fund	Invesco V.I. Balanced-Risk Allocation Fund
Invesco V.I. Basic Value Fund	Invesco V.I. Basic Value Fund
Invesco V.I. Capital Appreciation Fund	Invesco V.I. Capital Appreciation Fund
Invesco V.I. Capital Development Fund	Invesco V.I. Capital Development Fund
Invesco V.I. Core Equity Fund	Invesco V.I. Core Equity Fund
Invesco V.I. Diversified Income Fund	Invesco V.I. Diversified Income Fund
Invesco V.I. Global Health Care Fund	Invesco V.I. Global Health Care Fund
Invesco V.I. Global Real Estate Fund	Invesco V.I. Global Real Estate Fund
Invesco V.I. Government Securities Fund	Invesco V.I. Government Securities Fund
Invesco V.I. High Yield Fund	Invesco V.I. High Yield Fund
Invesco V.I. International Growth Fund	Invesco V.I. International Growth Fund
Invesco V.I. Leisure Fund	Invesco V.I. Leisure Fund
Invesco V.I. Mid Cap Core Equity Fund	Invesco V.I. Mid Cap Core Equity Fund
Invesco V.I. Money Market Fund	Invesco V.I. Money Market Fund
Invesco V.I. Small Cap Equity Fund	Invesco V.I. Small Cap Equity Fund
Invesco V.I. Technology Fund	Invesco V.I. Technology Fund
Invesco V.I. Utilities Fund	Invesco V.I. Utilities Fund
Invesco V.I. Dividend Growth Fund	Invesco V.I. Dividend Growth Fund
Invesco V.I. High Yield Securities Fund	Invesco V.I. High Yield Securities Fund
Invesco V.I. S&P 500 Index Fund	Invesco V.I. S&P 500 Index Fund
Invesco V.I. Select Dimensions Equally- Weighted S&P 500 Fund	Invesco V.I. Select Dimensions Equally- Weighted S&P 500 Fund
Invesco Van Kampen V.I. Capital Growth Fund	Invesco Van Kampen V.I. Capital Growth Fund
Invesco Van Kampen V.I. Comstock Fund	Invesco Van Kampen V.I. Comstock Fund
Invesco Van Kampen V.I. Equity and Income Fund	Invesco Van Kampen V.I. Equity and Income Fund
Invesco Van Kampen V.I. Global Value Equity Fund	Invesco Van Kampen V.I. Global Value Equity Fund

SERIES I SHARES	SERIES II SHARES
Invesco Van Kampen V.I. Growth and Income Fund	Invesco Van Kampen V.I. Growth and Income Fund
Invesco Van Kampen V.I. Mid Cap Growth Fund	Invesco Van Kampen V.I. Mid Cap Growth Fund
Invesco Van Kampen V.I. Mid Cap Value Fund	Invesco Van Kampen V.I. Mid Cap Value Fund”
     All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

AIM VARIABLE INSURANCE FUNDS (INVESCO VARIABLE INSURANCE FUNDS)

Attest:	/s/ Peter Davidson	By:	/s/ John M. Zerr

	Assistant Secretary		John M. Zerr
Senior Vice President

INVESCO DISTRIBUTORS, INC.

Attest:	/s/ Peter Davidson	By:	/s/ John S. Cooper

	Assistant Secretary		John S. Cooper
President

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